UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 13, 2020
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Item 2.01 Completion of Acquisition or Disposition of Assets

On October 31, 2019, Workhorse Group Inc. (the “Company”) and ST Engineering Hackney, Inc. (“Seller”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to purchase certain assets of Seller (the “Acquired Assets”) and assume certain liabilities of Seller. Pursuant to the terms of the Purchase Agreement, the Company agreed to pay $7.0 million for the purchase of the Acquired Assets, $1.0 million of which shall be payable from the Escrow Account upon satisfaction of certain conditions, and the remaining $6.0 million of which (the “Second Payment”) shall be payable in cash within 45 days if certain additional conditions are attained. The Purchase Agreement provides that the
Company will be required to deliver shares of its common stock to the Seller if it does not make the Second Payment on a timely basis. Accordingly, upon execution of the Purchase Agreement, the Company deposited $1.0 million in cash and shares of its common stock having an aggregate value of $6.6 million based on the closing price as of the day immediately preceding the date of the Purchase Agreement (the “Escrow Shares”) into an escrow account (the “Escrow Account”) with U.S. Bank National Association to be held pursuant to the terms of an escrow agreement by and among U.S. Bank National Association, the Company and Seller. The number of Escrow Shares shall be subject to adjustment if the aggregate value of the Escrow Shares is less than $5.28 million or greater than $7.92 million on certain dates. The closing under the Purchase Agreement occurred on January 13, 2020 pursuant to which $1.0 million was released from the Escrow Account to the Seller and the Acquired Assets were transferred by the Seller to the Company.

The Purchase Agreement provides that the Company shall make additional payments to Seller in the event the Second Payment is not made within 45 days of when such payment is due. In the event payment of the Second Payment is not made to Seller within 105 days after such payment is due, Seller may, at its option, require that the Escrow Agent release to Seller Escrow Shares with a value (based on the then-current market price of the shares) equal to $6,000,000 in satisfaction of the Second Payment. The Purchase Agreement contains customary representations and warranties and covenants from Seller.

The Company and Seller will also provide each other customary indemnities including, among other things, losses resulting from breaches or misrepresentations under the Purchase Agreement and failure to perform covenants contained in the Purchase Agreement. The Company’s indemnification rights are subject to a $110,000 deductible basket and $1.05 million cap for claims arising out of Seller’s breaches of representations and warranties.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 16, 2020	By:	/s/ Steve Schrader
	Name: Title:	Steve Schrader Chief Financial Officer

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